AMENDMENT TO PROMISSORY NOTES

This amendment (“Amendment”), dated as of November 18, 2019, is to those certain Promissory Notes in the total principal amount of $737,835.00 (the “Notes”), by and among Holly Brothers Pictures, Inc., a Nevada corporation (the “Company”) and the various Holders listed on the signature page hereto (the “Holders”). The Company and the Holders are referred to collectively as the Parties and individually as a Party. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Notes.

WHEREAS, the Company and Holders have agreed to modify the payment terms of the Notes and to make them ultimately eligible for conversion into equity of the Company,

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and mutual agreements herein contained, and intending to be legally bound herein, the Parties hereto agree as follows:

1. The Holders agree to defer the various maturity dates of the Notes until the earlier of the following: (i) November 18, 2020, or (ii) Such time that the Company has raised an additional $500,000.00 of new equity securities, or other securities which are convertible into equity of the Company.

2. The Holders agree that, through the extended maturity date of the Notes as indicated in Section 1. above, the Notes will continue to accrue interest, without any payment by the Company, at the rates and on the same terms as indicated in each Note.

3. Subject to Section 4. below, the Holders agree that, at such time that the Company has raised, in one or more offerings, an additional $500,000.00 of new equity securities, or other securities which are convertible into equity of the Company, the principal and accrued interest attributable to the Notes will be converted into Common Stock at a conversion price of $0.05 per share (which price shall be proportionately adjusted for stock splits, stock dividends or similar events, as indicated in Section 5. below).

4. Notwithstanding anything to the contrary contained in this Amendment, the Notes shall not be convertible into Common Stock to the extent (but only to the extent) that the Holder or any of its affiliates would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Common Stock. To the extent the conversion provisions of Section 3. would be limited by this Section 4., the portion of each Note not converted shall be converted into Common Stock at a later date or dates, provided that at such later date or dates the limitation in Section 3.would no longer apply to the Holder because such Holder would no longer own in excess of the Maximum Percentage. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.  The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not amend or waive this paragraph without the consent of holders of a majority of its Common Stock.

5. Certain Adjustments to the Conversion Price.

A.Stock Dividends and Stock Splits.  If the Company, at any time while this Note is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (collectively, “Common Stock Equivalents”); (B) subdivides outstanding shares of Common Stock into a larger number of shares; (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or (D) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to this Section 5.A. shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re classification.

B.Subsequent Equity Sales.  If the Company, at any time while this Note is outstanding, issues any Common Stock or Common Stock Equivalents entitling any person or entity to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”), then the Conversion Price shall be reduced to equal the Base Conversion Price.  Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued.  The Company shall notify the Holder in writing, no later than one business day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 5.B., indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5.B., upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of shares of Common stock based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion. The foregoing anti-dilution protection shall not apply to securities issued in connection with (i) shares issued pursuant to the Company’s incentive plans, (ii) shares issued for consideration other than cash pursuant to a vendor or consultant, or pursuant to a strategic relationship, joint venture, merger, consolidation, acquisition, or similar business combination approved by the Board; (iii) shares issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by the Board; and (iv) shares issued with respect to securities outstanding as of the closing date.

6. This Amendment may be executed in any number of counterparts, each of which shall be deemed to bean original and all of which together shall be deemed to be one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLLY BROTHERS PICTURES, INC.

By:	/s/ D. Hughes Watler, Jr.
Chief Financial Officer

HOLDERS

Name	Amount

Note holder	$145,000	By:

Note holder	$156,185	By:

Note holder	$170,000	By:

Note holder	$ 25,307	By:

Note holder	$ 24,509	By:

Note holder	$ 24,509	By:

Note holder	$ 24,608	By:

Note holder	$126,608	By:

Note holder	$ 24,609	By:

Note holder	$ 16,500	By:

Total	$737,835